Exhibit 16 (1)

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Investment Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Robert W. Helm. Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of Fidelity Investment Trust: Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund into Fidelity Emerging Markets Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 1, 2020.

WITNESS our hands on this first day of December 2020.

/s/ Jonathan Chiel	/s/ Robert A. Lawrence
Jonathan Chiel	Robert A. Lawrence

/s/ Dennis J. Dirks	/s/ Joseph Mauriello
Dennis J. Dirks	Joseph Mauriello

/s/ Donald F. Donahue	/s/ Cornelia M.Small
Donald F. Donahue	Cornelia M. Small

/s/ Vicki L. Fuller	/s/ Garnett A. Smith
Vicki L. Fuller	Garnett A. Smith

/s/ Alan J. Lacy	/s/ David M. Thomas
Alan J. Lacy	David M. Thomas

/s/ Ned C. Lauthnbach	/s/ Susan Tomasky
Ned C. Lautenbach	Susan Tomasky

/s/ Patricia L. Kampling	/s/ Michael E. Wiley
Patricia L. Kampling	Michael E. Wiley